EXHIBIT 10.2

FINANCIAL ADVISORY AGREEMENT

January 3, 2011
Stonegate Securities, Inc.
5950 Sherry Lane, Suite 410
Dallas, Texas  75225
Attention: Scott Griffith, President

Ladies and Gentlemen:

ZBB Energy Corporation, a Wisconsin corporation (the “Company”), proposes, subject to the terms and conditions of Stock Purchase Agreements dated of even date herewith between the Company and certain Investors named therein (the “Purchase Agreements”), to issue and sell shares (the “Shares”) of the Company’s Common Stock, no par value per share (the “Common Stock”) directly to the Investors on a self-underwritten best efforts basis (the “Offering”). Stonegate Securities, Inc. (“Stonegate”) has acted as a financial advisor to the Company, including in connection with the Offering and the Company and Stonegate now desire to clarify in writing the terms and conditions of such financial advisory services in this Financial Advisory Agreement (the “Agreement”). For purposes of this Agreement, “Closing” means the consummation of the purchase and sale of the Shares by the Investors and Company, respectively, and “Closing Date” means the date upon which Closing occurs.

The Company hereby confirms and clarifies its agreement with Stonegate as follows:

Section 1. Financial Advisory Services, Compensation and Expenses.
(a) The Company and Stonegate hereby acknowledge and agree that Stonegate has acted solely as a financial advisor in connection with the Offering, and that (i) the terms of the Offering are subject to market conditions and negotiations between the Company and the Investors directly, (ii) Stonegate is not serving as a placement agent for the Offering and has not identified potential Investors to the Company in conjunction with the Offering, (iii) Stonegate has made no commitment to purchase any of the Shares, and (iv) Stonegate shall have no authority to bind the Company regarding a sale and issuance of the Shares; except, however, Stonegate may, as an accommodation to the Company and solely upon the Company’s request, process each Investor’s purchase through such Investor’s executing brokerage account previously established at Stonegate on a delivery versus payment (“DVP”) basis, in which case the Company will agree to release the Shares to be purchased by the Investors to Stonegate prior to payment for such Shares so that the delivery can be made, and once the DVP transaction is complete, Stonegate will wire the proceeds from sale of such Shares to the Company.

(b) The Company acknowledges that any advice given by Stonegate or its representatives to the Company is solely for the benefit and use of the Company, the Board of Directors of the Company (the “Board”) and the management of the Company and may not be used, reproduced, disseminated, quoted or referred to, without Stonegate’s prior written consent.

(c) The Company confirms that as compensation for financial advisory services rendered in connection with the Offering, and provided that the Shares are sold to Investors in the Offering, on the Closing Date of the Offering, the Company shall pay to Stonegate a $10,000 cash fee (the “Cash Fee”). The Cash Fee shall be delivered to Stonegate no later than 5:00 p.m. Central Time on the Closing Date.

(e) Stonegate acknowledges that the Company has no obligation to complete the Offering. If the Closing Date of the Offering does not occur prior to January 31, 2011, the Company and Stonegate acknowledge that this Agreement will terminate and the Company will have no payment obligations under this Agreement.

Section 2. Representations and Warranties of the Company.
The Company represents and warrants to Stonegate, and to the Investors as anticipated by Section 8 hereof, as of the date hereof and the Closing Date:

(a) Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties, in each case as described in the SEC Filings. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement (a “Material Adverse Effect”). For purposes of this Agreement, a “Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person. “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

(b) Authorization. The Company has the corporate power and authority to enter into this Agreement and has taken all requisite action on its part, its officers, directors and shareholders necessary for (i) the authorization, execution and delivery of this Agreement, (ii) the authorization, execution and delivery of the Purchase Agreements, (iii) the authorization of the performance of all obligations of the Company hereunder and under the Purchase Agreements, and (iv) the authorization, issuance (or reservation for issuance) and delivery of the Shares under the Purchase Agreements. This Agreement and each of the Purchase Agreements constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

(c) Capitalization; Subsidiaries.
(i) The Company has duly and validly authorized capital stock as set forth in the SEC Filings and in the Articles of Incorporation of the Company, as amended and as in effect as of the Closing Date (the “Articles of Incorporation”). All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. Except as described in the SEC Filings, all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. Except as described in the SEC Filings, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described in the SEC Filings, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by the Purchase Agreements, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described in the SEC Filings, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described in the SEC Filings, no Person has the right to require the Company to register any securities of the Company under the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder (the “1933 Act”), whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person. Except as described in the SEC Filings, the issuance and sale of the Shares pursuant to the Purchase Agreements will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. Except as described in the SEC Filings, the Company does not have outstanding any shareholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

(ii) The Company has no significant subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission) other than the Subsidiaries disclosed in the SEC Filings. All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and, except as otherwise described in the SEC Filings, are owned directly by the Company or through its wholly owned Subsidiaries, free and clear of all liens, encumbrances, equities or claims. There is no outstanding option, right or agreement of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of the Subsidiaries to any person or entity except the Company, and none of the outstanding shares of capital stock or other equity interests of any Subsidiary was issued in violation of any preemptive or other rights to subscribe for or to purchase or acquire any securities of any of the Subsidiaries. Except for the Subsidiaries, the Company owns no beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity.

(d) Issuance of the Shares.
(i) The Shares have been duly and validly authorized and, when issued and paid for pursuant to the Purchase Agreements, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions except for restrictions on transfer imposed by applicable securities laws, if any.

(ii) For purposes of this Agreement:

(1) “Prospectus” means the final prospectus filed for the Registration Statement (including the documents incorporated by reference in the Registration Statement) including the documents incorporated by reference in the final prospectus as filed with the SEC on May 1, 2009.

(2) “Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the 1933 Act that is filed with the SEC and delivered by the Company to each Investor prior to the execution and delivery of the Purchase Agreement, including the documents incorporated by reference in the prospectus supplement.

(3) “Registration Statement” means the registration statement on Form S-3 (SEC File No. 333-156941) filed by the Company with the SEC pursuant to the 1933 Act for the registration of the Shares, as such Registration Statement may be amended and supplemented from time to time (including pursuant to Rule 462(b) of the 1933 Act), including all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the 1933 Act.

(iii) The Shares are being issued pursuant to the Registration Statement and the issuance of the Shares has been registered by the Company pursuant to the 1933 Act. The Company has prepared and filed the Registration Statement with the U.S. Securities and Exchange Commission (the “SEC”) in accordance with the provisions of the 1933 Act. The Registration Statement was declared effective by the SEC on May 13, 2009. The Registration Statement is effective pursuant to the 1933 Act and available for the issuance of the Shares thereunder, and the Company has not received any written notice that the SEC has issued or intends to issue a stop-order or other order with respect to the Registration Statement or the Prospectus or that the SEC has otherwise (i) suspended or withdrawn the effectiveness of the Registration Statement or (ii) issued any order preventing or suspending the use of the Prospectus, in either case, either temporarily or permanently or intends or has threatened in writing to do so. The “Plan of Distribution” section of the Registration Statement permits the issuance of the Shares under the terms of the Purchase Agreements. Upon receipt of the Shares, the Investors will have good and marketable title to such Shares and such Shares will be immediately freely tradable on The NYSE Amex. At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at each deemed effective date of the Registration Statement pursuant to Rule 430B(f)(2) of the 1933 Act, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and on the Closing Date, complied and will comply in all material respects with the requirements of the 1933 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company meets all of the requirements for the use of a registration statement on Form S-3 (“Form S-3”) pursuant to the 1933 Act for the offering and sale of the Shares contemplated by the Purchase Agreements, including compliance with Instruction I.B.6. to Form S-3 and the offering limitations therein, and the SEC has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(1) of the 1933 Act. The Registration Statement, as of its effective date, meets the requirements set forth in Rule 415(a)(1)(x) pursuant to the 1933 Act. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act) relating to the Shares, the Company was not and is not an “Ineligible Issuer” (as defined in Rule 405 of the 1933 Act). The Company (i) has not distributed any offering material in connection with the offering and sale the Shares and (ii) until no Investor holds any of the Shares, shall not distribute any offering material in connection with the offering and sale of the Shares, or by, the Investors, in each case, other than the Registration Statement, the Prospectus, the Prospectus Supplement or any amendment or supplement thereto required pursuant to applicable law. The Company has not issued and will not issue any Issuer Free Writing Prospectus (as defined by Rule 433 pursuant to the 1933 Act) pertaining to the sale and offering of the Shares.

(e) Consents. Except as described in the SEC Filings, the execution, delivery and performance by the Company of this Agreement and the Purchase Agreements, and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE Amex (“Amex”)), or approval of the stockholders of the Company (including, but not limited to, such as may be required pursuant to the NYSE Amex Company Guide), is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated by the Purchase Agreements, other than (i) filings as may be required under the Securities Act and state securities law and (ii) under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), which the Company undertakes to file within the applicable time periods and (iii) receipt of clearance from NYSE Amex for issuance of the Shares which is a closing condition under the Purchase Agreements. Subject to the accuracy of the representations and warranties of each Investor set forth in the Purchase Agreements, the Company has taken all action necessary to exempt the issuance and sale of the Shares from the provisions of any shareholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Articles of Incorporation or the Company’s Bylaws, as amended and as in effect as of the Closing Date (the “Bylaws”), that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including, without limitation, the issuance of the Shares and the ownership, disposition or voting of the Shares by the Investors or the exercise of any right granted to the Investors pursuant to the Purchase Agreements.

(f) SEC Filings; Business.
(i) The Company has made available to the Investors through the EDGAR system of the SEC (“EDGAR”), true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2010 (as amended prior to the date hereof, the “10-K”), and all other reports filed by the Company pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder (the “1934 Act”) since the filing of the 10-K and during the twelve (12) months preceding the date hereof (the foregoing materials, including the exhibits thereto and the documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement, collectively, the “SEC Filings”). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period and each SEC Filing was filed in a timely manner. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

(ii) The statements set forth in each of the SEC Filings describing the Shares, this Agreement and the Purchase Agreements, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(iii) Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the Prospectus or the Prospectus Supplement, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(g) Use of Proceeds. The net proceeds of the sale of the Shares pursuant to the Purchase Agreements shall be used by the Company for the purposes described in the Prospectus Supplement.

(h) No Material Adverse Change. Since June 30, 2010, except as described in the SEC Filings, there has not been:

(i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;
(iii) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

(iv) any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

(v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(vi) any change or amendment to the Articles of Incorporation (other than in connection with the transactions contemplated hereby) or Bylaws, or material change to any Material Contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

(vii) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

(viii) any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

(ix) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

(x) the loss or, to the Company’s Knowledge, threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(xi) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

For purposes of this Agreement, “Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry; “Material Contract” means any contract, instrument or other agreement to which the Company or any Subsidiary is a party or by which it is bound which has been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

(i) SEC Filings.
(i) At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(ii) Each registration statement and any amendment thereto filed by the Company since January 1, 2009 pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the 1933 Act or the 1934 Act.

(j) No Conflict, Breach, Violation or Default. Except as described in the SEC Filings, the execution, delivery and performance of this Agreement and the Purchase Agreements by the Company and the issuance and sale of the Shares will not (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under the Articles of Incorporation or the Bylaws (true and complete copies of which have been made available to the Investors through EDGAR), or (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, except in the case of clauses (i)(b) and (ii) above, such as could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

(k) Tax Matters. The Company and each Subsidiary have prepared and filed (or filed applicable extensions therefore) all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and paid all taxes shown thereon or otherwise owed by it, other than any such taxes which the Company or any Subsidiary are contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the SEC Filings. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due, other than any such taxes which the Company or any Subsidiary are contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the SEC Filings. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened in writing against the Company or any Subsidiary or any of their respective assets or property. Except as described in the SEC Filings, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

(l) Title to Properties. Except as disclosed in the SEC Filings, the Company and each Subsidiary have good and marketable title to all real properties and all other properties and assets (excluding Intellectual Property assets which are the subject of Section 2(o) hereof) owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

(m) Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except to the extent failure to possess such certificates, authorities or permits could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

(n) Labor Matters.

(i) Except as set forth in the SEC Filings, the Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(ii) (1) There are no labor disputes existing, or to the Company’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company’s employees, (2) there are no unfair labor practices or petitions for election pending or, to the Company’s Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company’s employees, (3) no demand received by the Company for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company, and (4) to the Company’s Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

(iii) The Company is, and at all times has been, in compliance with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. There are no claims pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local Law, statute or ordinance barring discrimination in employment.

(iv) Except as disclosed in the SEC Filings, the Company is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 280G(b) of the Internal Revenue Code of 1986, as amended.

(v) To the Company’s Knowledge, the Company has no liability for the improper classification by the Company of its employees as independent contractors or leased employees prior to the Closing.

(o) Intellectual Property. The Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the Intellectual Property necessary for the conduct of the business of the Company and the Subsidiaries as currently conducted and as described in the SEC Filings as being owned or licensed by them, except where the failure to own, license or have such rights could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate. For purposes of this Agreement, “Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation). Except as described in the SEC Filings, (i) to the Company’s Knowledge, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company as described in the SEC Filings or where such rights could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate, (ii) there is no pending or, to the Company’s Knowledge, threat of any, action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to any Intellectual Property owned by or licensed to the Company or any Subsidiary or claiming that the use of any Intellectual Property by the Company or any Subsidiary in their respective businesses as currently conducted infringes, violates or otherwise conflicts with the intellectual property rights of any third party, and (iii) to the Company’s Knowledge, the use by the Company or any Subsidiary of any Intellectual Property by the Company or any Subsidiary in their respective businesses as currently conducted does not infringe, violate or otherwise conflict with the intellectual property rights of any third party.

(p) Environmental Matters. To the Company’s Knowledge, neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

(q) Litigation. Except as described in the SEC Filings, (i) there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, Amex), and (ii) to the Company’s Knowledge, no such actions, suits or proceedings are threatened, except for any such proceeding, which if resolved adversely to the Company or any Subsidiary, could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.

(r) Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). There are no other financial statements (historical or pro forma) that are required to be included in the SEC Filings; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the SEC Filings. The SEC Filings do not include any “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC). Except as set forth in the SEC Filings, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

(s) Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary. Neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(t) Compliance with Amex Continued Listing Requirements. Except as described in the SEC Filings, (a) the Company is in compliance with applicable Amex continued listing requirements, (b) there are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on Amex, (c) the Company has not received any currently pending notice of the delisting of the Common Stock from Amex and (d) the Company has taken no action designed to terminate, or likely to have the effect of terminating, the listing of the Common Stock.

(u) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than a fee payable pursuant to this Agreement for services as a financial advisor.

(v) Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former shareholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

(w) Transactions with Affiliates. Except as disclosed in the SEC Filings and except as would not be required to be disclosed in the SEC Filings, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(x) Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the 1934 Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

(y) Disclosures. Neither the Company nor any Person acting on the Company’s behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated by the Purchase Agreements.

(z) Investment Company. The Company is not required to be registered as, and is not an Affiliate of (as defined under the 1934 Act), and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(aa) No Price Stabilization. Neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any of their respective officers, directors, affiliates or controlling persons has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(bb) FINRA Affiliations. To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater securityholders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the one hundred eightieth (180th) day immediately preceding the date of the Prospectus Supplement, except as set forth in the SEC Filings.

Section 3. Covenants of the Company.

(a) Opinion of Counsel for the Company. On the Closing Date of the Offering, Stonegate shall receive and the Company shall cause to be delivered to Stonegate the opinion of legal counsel to the Company filed as Exhibit 5.1 to the Registration Statement, dated the Closing Date, and either addressed to Stonegate or delivered with a reliance letter addressed to Stonegate/Accuracy of Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date as so qualified, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date as so qualified, and, the representations and warranties made by the Company in Section 2 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(c) The Company has filed with Amex a listing application the Shares.

Section 4. Indemnification.

The Company agrees to indemnify and hold harmless Stonegate (including its directors, officers, employees and representatives) against any losses, claims, damages or liabilities to which Stonegate may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rule 430B of the Rules and Regulations, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus and the Prospectus Supplement), or any Company information provided by the Company in writing for use in communications with Investors (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse Stonegate for any reasonable and documented legal or other expenses incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder.

Section 5. Representations, Warranties and Covenants of Stonegate

Stonegate hereby represents, warrants and covenants to the Company as of the date hereof, and as of the Closing Date of the Offering, as follows:

(a) Regulatory Compliance. Stonegate has complied and will comply with Regulation M, applicable FINRA rules and regulations and any other rules and regulations setting forth restrictions on the dissemination of research reports and the activities of analysts in connection with this Offering, and is a member in good standing with FINRA and any applicable state licensing authorities.

(b) No Unauthorized Distribution of Materials. Stonegate has not distributed and will not distribute any offering material in connection with the Offering and sale of the Shares other than copies of the SEC Filings and the form of Purchase Agreement as otherwise instructed by the Company.

Section 6. Representations and Indemnities to Survive Delivery.

The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, including its officers and directors, and of Stonegate set forth in or made pursuant to this Agreement, including, but not limited to the indemnity agreement contained in Section 4 above, will remain in full force and effect, regardless of (i) any investigation made by or on behalf of Stonegate or any person controlling Stonegate, the Company, its directors or officers or any persons controlling the Company; and (ii) any termination of this Agreement. A successor to Stonegate, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity and reimbursement agreements contained in Sections 1 and 4 above.

Section 7. Notices.

All communications to the parties hereto hereunder shall be in writing and shall be mailed, hand delivered or sent by facsimile, with confirmation of receipt by the intended recipient confirmed as follows:

If to Stonegate:
Stonegate Securities, Inc.
5950 Sherry Lane, Suite 410
Dallas, Texas  75225
Attention: Scott Griffith, President

With a copy to (which shall not constitute notice):

Weinstein Smith LLP
420 Lexington Avenue
Suite 2620
New York, NY 10170
Facsimile: (212) 869-2249
Attention: Joseph Smith, Esq.

If to the Company:
ZBB Energy Corporation
N93 W14475 Whittaker Way
Menomonee Falls, WI 53051
Attention:  Eric Apfelbach, CEO

With a copy to (which shall not constitute notice):
K&L Gates LLP
214 North Tryon Street, 47th Floor
Charlotte, NC 28202
Attention: Mark Busch

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 8. Successors; Third Party Beneficiaries.

This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of their respective employees, officers and directors and controlling persons, and to their respective successors, and personal representatives, and no other person will have any right or obligation hereunder, except, the incorporation by reference of Section 2 as provided in the Purchase Agreements for the benefit and reliance of the Investors. Neither the Company nor Stonegate shall be entitled to assign their rights, or delegate their responsibilities, hereunder without the prior written consent of the other party hereto.

Section 9. Partial Unenforceability.

The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 10. Governing Law Provisions.

(a) Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the state of Texas applicable to agreements made and to be performed in such state.

(b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in Dallas, Texas, or the courts of the State of Texas in each case located in Dallas (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 11. General Provisions.

This Agreement constitutes the entire agreement of Stonegate and the Company with respect to the Offering, and supersedes all prior or contemporaneous written or oral agreements, understandings and negotiations with respect to the subject matter hereof.

This Agreement may be executed in two or more counterparts (including via facsimile or by emailed document in PDF format), each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[The remainder of this page has been intentionally left blank. Signature page follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ZBB ENERGY CORPORATION

By:
	Name:	Eric Apfelbach
	Title:	President and CEO

The foregoing Financial Advisory Agreement is hereby confirmed and accepted by Stonegate as of the date first above written.

STONEGATE SECURITIES, INC.

By:
Name:
Title: